Exhibit 99.1

Dear Mr. Gardner:

It is with regret that I tender my resignation from the Pacific Premier Bancorp and Pacific Premier Bank boards of directors, effective immediately.  As you are aware I have been commuting between San Francisco and Orange County and the demands of my businesses are too pressing to continue attempting to serve on the Board as well.

I am grateful for having had the opportunity to serve on the board of this fine organization for the past several years and I offer my best wishes for its continued success.

Sincerely,

/s/David L. Hardin, Jr.